Exhibit 10.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
WHEREAS, effective March 1, 2006 (“Effective Date”), Rurban Financial Corp. (“RFC”), an Ohio bank holding company having a place of business at 401 Clinton Street, Defiance, Ohio, and Kenneth A. Joyce (“Executive”) entered into an Employment Agreement (“Agreement”);
WHEREAS, RFC and the Executive (collectively, the “Parties”) want to amend the Agreement to clarify certain of its provisions;
WHEREAS, the Agreement may be amended by mutual agreement of the Parties;
NOW, THEREFORE, effective March 1, 2006, the Parties agree to the following amendments:
1.	Section 3(c)(ii) of the Agreement is amended to read, in its entirety, as follows:
(ii)	Without the Executive’s specific written consent, a reassignment which requires the Executive to move his office more than fifty (50) miles from the location of the Executive’s principal place of business as existing on the Effective Date or the last location to which the Executive has specifically consented in writing to be reassigned;
2.	New Section 31 is added to the Agreement to read, in its entirety, as follows:
     31. REGULATORY LIMITATIONS. Notwithstanding anything to the contrary contained herein, the Executive acknowledges and agrees that any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with the provisions of 12 U.S.C. § 1828(k) and Part 359 of the FDIC’s regulations (12 C.F.R. Part 359), which provisions contain certain prohibitions and limitations on the making of “golden parachute” and certain indemnification payments by FDIC-insured institutions and their holding companies. In the event any payments to the Executive pursuant to this Agreement are prohibited or limited by the provisions of such statute and/or regulation: (a) RFC will use its commercially reasonable efforts to obtain the consent of the appropriate regulatory authorities to the payment by RFC to the Executive of the maximum amount that is permitted (up to the amount payable under the terms of this Agreement); and (b) the Executive shall be entitled to elect to receive benefits under either (i) this Agreement (subject to the limitations described herein) or (ii) any generally applicable RFC severance pay and/or salary continuation plan that may be in effect at the time of the Executive’s termination.

     IN WITNESS WHEREOF, the Parties, hereto, intending to be legally bound hereby, have caused this amendment to be duly executed in their respective names and, in the case of RFC, by its authorized representatives on the day and year above mentioned.

ATTEST	RURBAN FINANCIAL CORP.

/s/ Melanie Resendez	By:	/s/ Steven VanDemark, Chairman

Date: 5/19/06	Date: 5/19/06

WITNESS	EXECUTIVE

/s/ Valda L. Colbart	/s/ Kenneth A. Joyce

Kenneth A. Joyce

Date: 5/17/06	Date: 5/17/06